UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2013

CHAMBERS STREET PROPERTIES

(Exact name of registrant as specified in its charter)

Maryland	000-53200	56-2466617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Hulfish Street, Suite 210, Princeton, NJ 08542

(Address of principal executive offices)

(609) 683-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The board of trustees of Chambers Street Properties (the “Company”) has determined that it is in the best interest of the Company and its shareholders to list its common shares of beneficial interest on a national securities exchange. The Company announced today that it intends to list its common shares of beneficial interest on the New York Stock Exchange (“NYSE”) under the ticker symbol “CSG.” The Company anticipates that its common shares of beneficial interest will be listed on the NYSE on or about May 21, 2013 (the “Listing”). The completion of the Listing is subject to certain conditions. A copy of the press release announcing the Listing is included as Exhibit 99.1 to this Current Report on Form 8-K.

Tender Offer

The Company also announced that it intends to commence a modified “Dutch Auction” tender offer (subject to all appropriate filings with the Securities and Exchange Commission (the “SEC”)) to purchase up to $125,000,000 of its common shares of beneficial interest (the “Shares”). Under the terms of the proposed tender offer, the Company intends to select the lowest price, not greater than $10.60 nor less than $10.10 per Share, net to the tendering shareholder in cash, less any applicable withholding taxes and without interest, that will allow the Company to purchase up to $125,000,000 of its Shares or a lower amount depending upon the number of Shares properly tendered and not withdrawn. The Company expects to allow shareholders to tender all or a portion of their Shares in the tender offer. In the event that the tender offer is oversubscribed, proration of tendered Shares will be calculated promptly after the tender offer expires. The Company intends to fund the tender offer with funds available under the Company’s unsecured revolving credit facility. The Company expects to commence the proposed tender offer on or about May 21, 2013 in conjunction with the Listing. Wells Fargo Securities, LLC and Citigroup Global Markets Inc. will be the Dealer Managers for the proposed tender offer. A copy of the press release announcing the tender offer is included as Exhibit 99.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company. The tender offer will be made only pursuant to an offer to purchase, letter of transmittal and related materials that the Company intends to distribute to its shareholders and file with the Securities and Exchange Commission (the “SEC”). The full details of the tender offer, including complete instructions on how to tender Shares, will be included in the offer to purchase, the letter of transmittal and other related materials, which the Company will distribute to shareholders and file with the SEC upon commencement of the tender offer. Shareholders are urged to carefully read the offer to purchase, the letter of transmittal and other related materials when they become available because they will contain important information, including the terms and conditions of the tender offer. Shareholders may obtain free copies of the offer to purchase, the letter of transmittal and other related materials that the Company files with the SEC at the SEC’s website at http://www.sec.gov or by calling the information agent for the contemplated tender offer, who will be identified in the materials filed with the SEC at the commencement of the tender offer. In addition, shareholders may obtain free copies of the Company’s filings with the SEC from the Company’s website at http://www.chambersstreet.com or by directing a request to Mr. Martin A. Reid, Chambers Street Properties, 47 Hulfish Street, Suite 210, Princeton, NJ 08542 or (609) 683-4900.

Second Quarter and Third Quarter Distributions

The board of trustees of the Company has fixed the close of business on June 28, 2013 as the record date for determining the holders of common shares entitled to the previously approved quarterly distribution for the second quarter of $0.15 per common share, which is to be paid on July 12, 2013.

The board of trustees of the Company also has approved a quarterly distribution of $0.125 per common share, to be paid on October 11, 2013 to all shareholders of record as of September 26, 2013.

Termination of Share Redemption Program and Dividend Reinvestment Plan

As previously disclosed by the Company on March 28, 2013, the board of trustees of the Company suspended its share redemption program (the “SRP”) effective March 28, 2013 and the dividend reinvestment plan (the “DRIP”), effective April 13, 2013. In contemplation of the Listing and the tender offer described above, the SRP and DRIP will terminate upon the Listing, which is expected to occur on or about May 21, 2013.

This Current Report on Form 8-K may contain various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions, including statements about the timing and likelihood of providing a liquidity event to our shareholders. Statements regarding the following subjects may be impacted by a number of risks and uncertainties such as our business strategy; our ability to obtain future financing arrangements; estimates relating to our future distributions; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our products, operations and business; and the use of the proceeds of our dividend reinvestment plan offering and subsequent offerings. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common shares, along with the following factors that could cause actual results to vary from our forward-looking statements such as our ability to complete the listing of our common shares on the NYSE; our ability to complete the tender offer; the price at which our common shares may trade on the NYSE, which may be higher or lower than the purchase price in the tender offer; the price and time at which we may make additional repurchases of common shares following completion of the tender offer; the number of common shares acquired in such repurchases and the terms, timing, costs, and interest rate on any indebtedness incurred to fund such repurchases; national, regional and local economic climates; changes in supply and demand for office and industrial properties; adverse changes in the real estate markets, including increasing vacancy, decreasing rental revenue and increasing insurance costs; availability and credit worthiness of prospective tenants; our ability to maintain rental rates and maximize occupancy; our ability to identify and secure acquisitions; our failure to successfully manage growth or operate acquired properties; our pace of acquisitions and/or dispositions of properties; risks related to development projects (including construction delay, cost overruns or our inability to obtain necessary permits); payment of distributions from sources other than cash flows and operating activities; receiving corporate debt ratings and changes in the general interest rate environment; availability of capital (debt and equity); our ability to refinance existing indebtedness or incur additional indebtedness; failure to comply with our debt covenants; unanticipated increases in financing and other costs, including a rise in interest rates; the actual outcome of the resolution of any conflict; material adverse actions or omissions by any of our joint venture partners; our ability to operate as a self-managed company; availability of and ability to retain our executive officers and other qualified personnel; future terrorist attacks in the United States or abroad; the ability of our operating partnership to continue to qualify as a partnership for U.S. federal income tax purposes; our ability to continue to qualify as a REIT for U.S. federal income tax purposes; foreign currency fluctuations; changes to accounting principles, policies and guidelines applicable to REITs; legislative or regulatory changes adversely affecting REITs and the real estate business; environmental, regulatory and/or safety requirements; and other factors discussed under Item 1A Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2012 and those factors that may be contained in any filing we make with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release dated April 29, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMBERS STREET PROPERTIES

April 29, 2013	By:	/S/ JACK A. CUNEO
	Name:	Jack A. Cuneo
	Title:	President and Chief Executive Officer

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